EXHIBIT 1
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                             JOINT FILING AGREEMENT

             The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.001 par value per share, of Penwest Pharmaceuticals Co. is filed jointly, on behalf of each of them.

Dated:  February 10, 2003

                                          /s/ Paul P. Tanico
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                                          Paul P. Tanico

                                          /s/ Ellen H. Adams
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                                          Ellen H. Adams